UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Omega Protein Corporation (the “Company”) has entered into an Amended and Restated Executive Employment Agreement dated as of September 21, 2004 with each of Joseph L. von Rosenberg III, the Company’s President and Chief Executive Officer, Robert W. Stockton, the Company’s Executive Vice President and Chief Financial Officer, and John D. Held, the Company’s Senior Vice President, General Counsel and Secretary.

The amended agreements do not increase the executives’ base salaries, grant any bonuses or equity incentives or establish any new stock option or restricted stock award plans. The agreements provide that, in the event of: (i) constructive termination of employment for Good Reason, as defined (which may include a Change in Control of the Company), or (ii) termination of employment by the Company without Cause, as defined, then the executive will receive a one-time severance payment and 18 months of health care and life insurance benefits under then-existing Company plans (36 months if the termination occurs after a Change in Control). The severance payment will be equal to 2.99 times the executive’s “base amount” as defined by Section 280G(b)(3) and 280G(d) of the Internal Revenue Code.

Each agreement provides that the executive will assign to the Company without charge all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of his agreement, and for the three years following the termination of his agreement, the executive may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company anywhere in the world, induce any Company employee to leave his or her employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company. The agreements also contain restrictions on the executive’s use of any Company confidential information.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

a.	Financial Statements of Business Acquired.

None.

b.	Pro Forma Financial Information.

None.

c.	Exhibits

10.1	Amended and Restated Executive Employment Agreement dated as of September 21, 2004 by and between the Company and Joseph L. von Rosenberg III

10.2	Amended and Restated Executive Employment Agreement dated as of September 21, 2004 by and between the Company and Robert W. Stockton

10.3	Amended and Restated Executive Employment Agreement dated as of September 21, 2004 by and between the Company and John D. Held

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Protein Corporation

Dated: September 23, 2004.	/s/ John D. Held
John D. Held
Senior Vice President, General Counsel and Secretary